EXHIBIT 6(f)

               Certificate of Amendment of the Certificate of Incorporation of American International Life Assurance Company of New York, dated March 22, 1989

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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

            AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

                            (a New York Corporation)

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         We, the undersigned, A. Raymond Williams and Maureen P. Tully, the President and the Secretary respectively, of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK, hereby certify under the seal of the Corporation:

     (1) The name of the corporation is AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK.

     (2) The Certificate of Incorporation of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK was filed with the Department of Insurance on the 16th day of March, 1962.

     (3) The Certificate of Incorporation as now in force and effect is hereby amended to effect the following amendment authorized by Section 805 of the Business Corporation Law. To change the par value of the capital stock of the corporation.

     (4) Section 10 of the Certificate of Incorporation is amended to read as follows: Section 10. "The amount of the Capital of the corporation shall be TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) and shall consist of Twelve Thousand Five Hundred (12,500) shares of the par value of TWO HUNDRED DOLLARS ($200.00) each."

     (5) The manner in which this amendment of the Certificate of Incorporation was authorized by the written consent of the sole stockholder of all outstanding shares on March 22, 1989.

     IN  WITNESS  WHEREOF,   the  undersigned  have  executed  and  signed  this
certificate this 22nd day of March 1989.

                                               ---------------------------------
                                               A. Raymond Williams, President


                                               ---------------------------------
                                               Maureen P. Tully, Secretary

STATE OF NEW YORK) SS.:
COUNTY OF NEW YORK)

     A. Raymond Williams and Maureen P. Tully, being first duly sworn, depose and say that they are the President and Secretary of AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK and that they have read the foregoing certificate and know the contents thereof and that the statements therein contained are true.

         Sworn to me this 22nd day of March, 1989.

                                                     /s/ ROSALIE A. BROWN
                                                     --------------------------
                                                     Notary Public
                                                     ROSALIE A. BROWN